EXHIBIT 23



                     Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-7501) pertaining to the Employee Thrift Plan of Ashland Oil, Inc. and in the related Prospectus of our report dated January 13, 1995 with respect to the financial statements and schedules of the Ashland Oil, Inc. Employee Thrift Plan included in this Annual Report (Form 11-K) for the year ended September 30, 1994.



                                                     Ernst & Young LLP


Louisville, Ky.
January 23, 1995